Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2013 Financial Results
SAN JOSE, Calif. — January 29, 2014 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the fourth quarter and fiscal year 2013.
Cadence reported fourth quarter 2013 revenue of $377 million, compared to revenue of $346 million reported for the same period in 2012. On a GAAP basis, Cadence recognized net income of $38 million, or $0.13 per share on a diluted basis, in the fourth quarter of 2013, compared to net income of $314 million, or $1.10 per share on a diluted basis, in the same period in 2012. Revenue for 2013 totaled $1.460 billion, compared to revenue of $1.326 billion for 2012. Net income for 2013 was $164 million, or $0.56 per share on a diluted basis, compared to net income of $440 million, or $1.57 per share on a diluted basis, for 2012. GAAP net income for the fourth quarter of 2012 included a $220 million income tax benefit from releasing a valuation allowance against Cadence's deferred tax assets and a $37 million income tax benefit related to the settlement of a State of California examination of Cadence's state income tax returns for the tax years 2001 through 2003.
Using the non-GAAP measure defined below, net income in the fourth quarter of 2013 was $67 million, or $0.23 per share on a diluted basis, as compared to net income of $58 million, or $0.20 per share on a diluted basis, in the same period in 2012. For 2013, non-GAAP net income was $252 million, or $0.86 per share on a diluted basis, compared to non-GAAP net income of $217 million, or $0.77 per share on a diluted basis, in 2012.
“In 2013, our talented development teams delivered six new innovative products, revenue grew 10 percent, and we completed three important acquisitions in the IP space," said Lip-Bu Tan, president and chief executive officer. "Our differentiated design IP portfolio led to wins at over ten top tier customers, including head-to-head wins at advanced FinFET nodes."
“Our continuing focus on execution with customers and ecosystem partners, as well as product development, M&A and financial performance, drove strong revenue, cash flow and operating profits in Q4 and throughout 2013,” added Geoff Ribar, senior vice president and chief financial officer. "Even after the acquisition-related write-downs of deferred revenue, we still achieved our operating margin goal."
Cadence also announced today that its Board of Directors has approved the repurchase of up to $100 million of its common stock under its stock repurchase program, and Cadence expects to repurchase up to $50 million of its common stock during each of fiscal years 2014 and 2015. The actual timing and amount of the repurchases will be based on an evaluation of market conditions, share price and other factors. The stock repurchase program may be suspended, modified or discontinued at any time.
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
Business Outlook
For the first quarter of 2014, the company expects total revenue in the range of $373 million to $383 million. First quarter GAAP net income per diluted share is expected to be in the range of $0.08 to $0.10. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.18 to $0.20.
For 2014, the company expects total revenue in the range of $1.550 billion to $1.585 billion. On a GAAP basis, net income per diluted share for 2014 is expected to be in the range of $0.55 to $0.65. Using the non-GAAP measure defined below, net income per diluted share for 2014 is expected to be in the range of $0.92 to $1.02.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
Lip-Bu Tan, president and chief executive officer, and Geoff Ribar, senior vice president and chief financial officer, will host a fourth quarter and fiscal year 2013 financial results audio webcast today, January 29, 2014, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting January 29, 2014 at 5 p.m. (Pacific) and ending March 14, 2014 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s fourth quarter and fiscal year 2013 financial results and Cadence’s intention to repurchase shares of its common stock under its share repurchase program, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar, include forward-looking statements based on current expectations or beliefs and a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence's customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency on Cadence's business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

To supplement Cadence’s financial results presented on a generally accepted accounting principles, or GAAP, basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP, and is calculated by taking GAAP net income and excluding, as applicable, amortization and sale of intangible assets and debt discount related to our convertible notes, stock-based compensation expense, acquisition and integration-related costs including changes in fair value of contingent consideration and retention expenses for employees added from our 2013 acquisitions, executive severance costs, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations, facilitates comparisons to the company’s historical operating results and enhances investors' ability to review Cadence's business from the same perspective as Cadence's management. Cadence’s management also uses non-GAAP net income internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are encouraged to look at the GAAP results as the best measure of financial performance.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	December 28, 2013	December 29, 2012
	(unaudited)
(in thousands)
Net income on a GAAP basis	$37,705	$313,874
Amortization of acquired intangibles	12,422	7,649
Stock-based compensation expense	18,798	13,276
Non-qualified deferred compensation expenses	1,256	1,216
Restructuring and other charges	15,405	64
Integration and acquisition-related costs	8,903	2,187
Executive severance costs	216	—
Amortization of debt discount	5,515	5,354
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(1,553)	(4,081)
Income tax benefit of valuation allowance release	—	(219,601)
Income tax benefit of State of California settlement	—	(36,564)
Income tax effect of non-GAAP adjustments	(31,775)	(25,363)
Net income on a non-GAAP basis	$66,892	$58,011

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Net Income Reconciliation	Years Ended
	December 28, 2013	December 29, 2012
	(unaudited)
(in thousands)
Net income on a GAAP basis	$164,243	$439,948
Amortization and sale of acquired intangibles	44,134	28,618
Stock-based compensation expense	66,285	47,561
Non-qualified deferred compensation expenses	3,293	4,453
Restructuring and other charges	17,999	113
Shareholder litigation costs	—	46
Integration and acquisition-related costs	31,972	9,278
Executive severance costs	961	—
Amortization of debt discount	22,315	20,846
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(5,280)	(6,296)
Income tax benefit of valuation allowance release	—	(219,601)
Income tax benefit of State of California settlement	—	(36,564)
Income tax benefit due to a release of an uncertain tax position	(33,719)	—
Acquisition-related income tax benefit	—	(14,806)
Income tax effect of non-GAAP adjustments	(60,104)	(56,857)
Net income on a non-GAAP basis	$252,099	$216,739

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	December 28, 2013	December 29, 2012
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.13	$1.10
Amortization of acquired intangibles	0.04	0.03
Stock-based compensation expense	0.06	0.05
Non-qualified deferred compensation expenses	0.01	—
Restructuring and other charges	0.05	—
Integration and acquisition-related costs	0.03	0.01
Executive severance costs	—	—
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.02)
Income tax benefit of valuation allowance release	—	(0.77)
Income tax benefit of State of California settlement	—	(0.13)
Income tax effect of non-GAAP adjustments	(0.11)	(0.09)
Diluted net income per share on a non-GAAP basis	$0.23	$0.20
Shares used in calculation of diluted net income per share — GAAP**	294,663	286,289
Shares used in calculation of diluted net income per share — non-GAAP**	294,663	286,289

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Diluted Net Income per Share Reconciliation	Years Ended
	December 28, 2013	December 29, 2012
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.56	$1.57
Amortization and sale of acquired intangibles	0.15	0.10
Stock-based compensation expense	0.23	0.17
Non-qualified deferred compensation expenses	0.01	0.02
Restructuring and other charges	0.06	—
Shareholder litigation costs	—	—
Integration and acquisition-related costs	0.11	0.03
Executive severance costs	—	—
Amortization of debt discount	0.08	0.07
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.02)	(0.02)
Income tax benefit of valuation allowance release	—	(0.78)
Income tax benefit of State of California settlement	—	(0.13)
Income tax benefit due to a release of an uncertain tax position	(0.11)	—
Acquisition-related income tax benefit	—	(0.05)
Income tax effect of non-GAAP adjustments	(0.21)	(0.21)
Diluted net income per share on a non-GAAP basis	$0.86	$0.77
Shares used in calculation of diluted net income per share — GAAP**	294,564	280,667
Shares used in calculation of diluted net income per share — non-GAAP**	294,564	280,667

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning March 14, 2014, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s first quarter 2014 earnings release is published, which is currently scheduled for April 21, 2014.
For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Anna del Rosario
Cadence Design Systems, Inc.
408-914-6884
publicrelations@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
December 28, 2013 and December 29, 2012
(In thousands)
(Unaudited)

	December 28, 2013	December 29, 2012
Current assets:
Cash and cash equivalents	$536,260	$726,357
Short-term investments	96,788	100,704
Receivables, net of allowances of $0 and $85, respectively	107,624	97,821
Inventories	50,220	36,163
2015 notes hedges	306,817	303,154
Prepaid expenses and other	123,382	127,036
Total current assets	1,221,091	1,391,235
Property, plant and equipment, net of accumulated depreciation of $568,494 and $635,450, respectively	238,715	244,439
Goodwill	456,905	233,266
Acquired intangibles, net of accumulated amortization of $139,820 and $104,351, respectively	311,693	184,938
Long-term receivables	3,672	7,559
Other assets	196,525	225,566
Total assets	$2,428,601	$2,287,003
Current liabilities:
Convertible notes	$324,826	$447,011
2015 notes embedded conversion derivative	306,817	303,154
Accounts payable and accrued liabilities	216,594	171,318
Current portion of deferred revenue	299,973	295,787
Total current liabilities	1,148,210	1,217,270
Long-term liabilities:
Long-term portion of deferred revenue	52,850	50,529
Other long-term liabilities	71,436	104,033
Total long-term liabilities	124,286	154,562
Stockholders’ equity	1,156,105	915,171
Total liabilities and stockholders’ equity	$2,428,601	$2,287,003

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months and Years Ended December 28, 2013 and December 29, 2012
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Revenue:
Product and maintenance	$350,079	$318,513	$1,357,934	$1,212,429
Services	26,643	27,072	102,182	113,995
Total revenue	376,722	345,585	1,460,116	1,326,424
Costs and expenses:
Cost of product and maintenance	41,757	24,437	132,245	118,516
Cost of services	17,274	19,353	67,956	72,607
Marketing and sales	94,384	95,604	378,157	342,278
Research and development	135,465	118,382	534,022	454,085
General and administrative	29,481	27,712	121,314	112,076
Amortization of acquired intangibles	5,157	3,772	19,416	15,077
Restructuring and other charges	15,405	64	17,999	113
Total costs and expenses	338,923	289,324	1,271,109	1,114,752
Income from operations	37,799	56,261	189,007	211,672
Interest expense	(9,208)	(8,902)	(37,581)	(34,742)
Other income, net	842	5,369	7,570	11,341
Income before benefit for income taxes	29,433	52,728	158,996	188,271
Benefit for income taxes	(8,272)	(261,146)	(5,247)	(251,677)
Net income	$37,705	$313,874	$164,243	$439,948
Net income per share - basic	$0.13	$1.15	$0.59	$1.63
Net income per share - diluted	$0.13	$1.10	$0.56	$1.57
Weighted average common shares outstanding - basic	280,083	272,884	277,796	270,479
Weighted average common shares outstanding - diluted	294,663	286,289	294,564	280,667

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 28, 2013 and December 29, 2012
(In thousands)
(Unaudited)

	Years Ended
	December 28, 2013	December 29, 2012
Cash and cash equivalents at beginning of period	$726,357	$601,602
Cash flows from operating activities:
Net income	164,243	439,948
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,308	89,217
Amortization of debt discount and fees	25,384	23,513
Stock-based compensation	66,285	47,561
Gain on investments, net	(5,311)	(6,320)
Deferred income taxes	(2,366)	(240,424)
Provisions (recoveries) for losses (gains) on receivables, net	(85)	215
Other non-cash items	4,017	3,315
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(3,609)	45,630
Inventories	(14,594)	5,245
Prepaid expenses and other	30,368	(12,426)
Other assets	(2,530)	(4,902)
Accounts payable and accrued liabilities	41,727	17,523
Deferred revenue	2,506	(69,662)
Other long-term liabilities	(36,738)	(22,439)
Net cash provided by operating activities	367,605	315,994
Cash flows from investing activities:
Purchases of available-for-sale securities	(111,702)	(121,154)
Proceeds from the sale of available-for-sale securities	77,621	18,338
Proceeds from the maturity of available-for-sale securities	38,706	4,150
Proceeds from the sale of long-term investments	6,234	74
Purchases of property, plant and equipment	(44,929)	(35,966)
Investment in venture capital partnerships and equity investments	—	(250)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(392,825)	(66,432)
Net cash used for investing activities	(426,895)	(201,240)
Cash flows from financing activities:
Proceeds from revolving credit facility	100,000	—
Payment on revolving credit facility	(100,000)	—
Payment of convertible notes	(144,639)	—
Principal payments on receivable financing	(2,526)	(5,776)
Payment of debt issuance costs	—	(1,372)
Payment of acquisition-related contingent consideration	(677)	(39)
Tax effect related to employee stock transactions allocated to equity	9,034	6,061
Proceeds from issuance of common stock	42,657	32,687
Stock received for payment of employee taxes on vesting of restricted stock	(20,140)	(15,728)
Net cash provided by (used for) financing activities	(116,291)	15,833
Effect of exchange rate changes on cash and cash equivalents	(14,516)	(5,832)
Increase (decrease) in cash and cash equivalents	(190,097)	124,755
Cash and cash equivalents at end of period	$536,260	$726,357

Cadence Design Systems, Inc.
As of January 29, 2014
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending March 29, 2014	Year Ending January 3, 2015
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.08 to $0.10	$0.55 to $0.65
Amortization of acquired intangibles	0.04	0.16
Stock-based compensation expense	0.07	0.28
Integration and acquisition-related costs	0.02	0.05
Amortization of debt discount	0.01	0.06
Income tax effect of non-GAAP adjustments	(0.04)	(0.18)
Diluted net income per share on a non-GAAP basis	$0.18 to $0.20	$0.92 to $1.02

Cadence Design Systems, Inc.
As of January 29, 2014
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending March 29, 2014	Year Ending January 3, 2015
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$25 to $31	$167 to $197
Amortization of acquired intangibles	12	50
Stock-based compensation expense	19	83
Integration and acquisition-related costs	6	15
Amortization of debt discount	4	18
Income tax effect of non-GAAP adjustments	(13)	(56)
Net income on a non-GAAP basis	$53 to $59	$277 to $307

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2012					2013
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	44%	46%	43%	45%	45%	44%	45%	48%	47%	46%
Europe, Middle East and Africa	19%	20%	20%	21%	20%	22%	21%	20%	20%	21%
Japan	18%	16%	17%	14%	16%	15%	13%	12%	14%	13%
Asia	19%	18%	20%	20%	19%	19%	21%	20%	19%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2012					2013
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Functional Verification, including Emulation Hardware and IP	30%	33%	30%	30%	30%	26%	28%	31%	32%	29%
Custom IC Design	23%	22%	24%	24%	23%	25%	25%	25%	24%	25%
Digital IC Design and Signoff	23%	22%	23%	23%	23%	25%	23%	21%	21%	23%
System Interconnect Design	8%	8%	9%	9%	9%	10%	11%	10%	10%	10%
Design for Manufacturing	7%	6%	6%	6%	6%	7%	6%	6%	6%	6%
Services	9%	9%	8%	8%	9%	7%	7%	7%	7%	7%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes product and maintenance revenue

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended December 28, 2013
(In thousands)
(Unaudited)

	Three Months Ended
	December 28, 2013
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$350,079	$—		$350,079
Services	26,643	—		26,643
Total revenue	376,722	—		376,722
Costs and expenses:
Cost of product and maintenance	41,757	(7,743)	(A)	34,014
Cost of services	17,274	(698)	(A)	16,576
Marketing and sales	94,384	(5,201)	(A)	89,183
Research and development	135,465	(15,666)	(A)	119,799
General and administrative	29,481	(7,130)	(A)	22,351
Amortization of acquired intangibles	5,157	(5,157)	(A)	—
Restructuring and other charges	15,405	(15,405)		—
Total costs and expenses	338,923	(57,000)		281,923
Income from operations	37,799	57,000		94,799
Interest expense	(9,208)	5,515	(B)	(3,693)
Other income (expense), net	842	(1,553)	(C)	(711)
Income before provision (benefit) for income taxes	29,433	60,962		90,395
Provision (benefit) for income taxes	(8,272)	31,775	(D)	23,503
Net income	$37,705	$29,187		$66,892
Notes:
(A) For the three months ended December 28, 2013 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Integration and acquisition-related costs	Executive severance costs	Total adjustments
Cost of product and maintenance	$7,265	$471	$7	$—	$—	$7,743
Cost of services	—	689	9	—	—	698
Marketing and sales	—	4,703	68	430	—	5,201
Research and development	—	9,605	683	5,378	—	15,666
General and administrative	—	3,330	489	3,095	216	7,130
Amortization of acquired intangibles	5,157	—	—	—	—	5,157
Total	$12,422	$18,798	$1,256	$8,903	$216	$41,595
(B) Amortization of debt discount related to convertible notes
(C) Other income or expense related to investments and non-qualified deferred compensation plan assets
(D) Income tax effect of non-GAAP adjustments

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended December 29, 2012
(In thousands)
(Unaudited)

	Three Months Ended
	December 29, 2012
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$318,513	$—		$318,513
Services	27,072	—		27,072
Total revenue	345,585	—		345,585
Costs and expenses:
Cost of product and maintenance	24,437	(4,263)	(E)	20,174
Cost of services	19,353	(554)	(E)	18,799
Marketing and sales	95,604	(3,082)	(E)	92,522
Research and development	118,382	(8,725)	(E)	109,657
General and administrative	27,712	(3,932)	(E)	23,780
Amortization of acquired intangibles	3,772	(3,772)	(E)	—
Restructuring and other charges	64	(64)		—
Total costs and expenses	289,324	(24,392)		264,932
Income from operations	56,261	24,392		80,653
Interest expense	(8,902)	5,354	(F)	(3,548)
Other income, net	5,369	(4,081)	(G)	1,288
Income before provision (benefit) for income taxes	52,728	25,665		78,393
Provision (benefit) for income taxes	(261,146)	281,528	(H)	20,382
Net income	$313,874	$(255,863)		$58,011
(E) For the three months ended December 29, 2012 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Integration and acquisition-related costs	Total adjustments
Cost of product and maintenance	$3,877	$375	$11	$—	$4,263
Cost of services	—	538	16	—	554
Marketing and sales	—	2,907	110	65	3,082
Research and development	—	6,293	623	1,809	8,725
General and administrative	—	3,163	456	313	3,932
Amortization of acquired intangibles	3,772	—	—	—	3,772
Total	$7,649	$13,276	$1,216	$2,187	$24,328
(F) Amortization of debt discount related to convertible notes
(G) Other income or expense related to investments and non-qualified deferred compensation plan assets
(H) Income tax effect of non-GAAP adjustments

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Year Ended December 28, 2013
(In thousands)
(Unaudited)

	Year Ended
	December 28, 2013
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$1,357,934	$—		$1,357,934
Services	102,182	—		102,182
Total revenue	1,460,116	—		1,460,116
Costs and expenses:
Cost of product and maintenance	132,245	(26,352)	(I)	105,893
Cost of services	67,956	(2,373)	(I)	65,583
Marketing and sales	378,157	(17,828)	(I)	360,329
Research and development	534,022	(53,403)	(I)	480,619
General and administrative	121,314	(27,273)	(I)	94,041
Amortization of acquired intangibles	19,416	(19,416)	(I)	—
Restructuring and other charges	17,999	(17,999)		—
Total costs and expenses	1,271,109	(164,644)		1,106,465
Income from operations	189,007	164,644		353,651
Interest expense	(37,581)	22,315	(J)	(15,266)
Other income, net	7,570	(5,280)	(K)	2,290
Income before provision (benefit) for income taxes	158,996	181,679		340,675
Provision (benefit) for income taxes	(5,247)	93,823	(L)	88,576
Net income	$164,243	$87,856		$252,099
Notes:
(I) For the year ended December 28, 2013 adjustments to GAAP are as follows for the line items specified:

	Amortization and sale of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Integration and acquisition-related costs	Executive severance costs	Total adjustments
Cost of product and maintenance	$24,718	$1,596	$38	$—	$—	$26,352
Cost of services	—	2,321	52	—	—	2,373
Marketing and sales	—	15,642	239	1,467	480	17,828
Research and development	—	32,999	1,700	18,704	—	53,403
General and administrative	—	13,727	1,264	11,801	481	27,273
Amortization of acquired intangibles	19,416	—	—	—	—	19,416
Total	$44,134	$66,285	$3,293	$31,972	$961	$146,645
(J) Amortization of debt discount related to convertible notes
(K) Other income or expense related to investments and non-qualified deferred compensation plan assets
(L) Income tax effect of non-GAAP adjustments

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Year Ended December 29, 2012
(In thousands)
(Unaudited)

	Year Ended
	December 29, 2012
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$1,212,429	$—		$1,212,429
Services	113,995	—		113,995
Total revenue	1,326,424	—		1,326,424
Costs and expenses:
Cost of product and maintenance	118,516	(14,905)	(M)	103,611
Cost of services	72,607	(1,957)	(M)	70,650
Marketing and sales	342,278	(11,247)	(M)	331,031
Research and development	454,085	(29,860)	(M)	424,225
General and administrative	112,076	(16,910)	(M)	95,166
Amortization of acquired intangibles	15,077	(15,077)	(M)	—
Restructuring and other charges	113	(113)		—
Total costs and expenses	1,114,752	(90,069)		1,024,683
Income from operations	211,672	90,069		301,741
Interest expense	(34,742)	20,846	(N)	(13,896)
Other income, net	11,341	(6,296)	(O)	5,045
Income before provision (benefit) for income taxes	188,271	104,619		292,890
Provision (benefit) for income taxes	(251,677)	327,828	(P)	76,151
Net income	$439,948	$(223,209)		$216,739
(M) For the year ended December 29, 2012 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Integration and acquisition-related costs	Shareholder litigation costs	Total adjustments
Cost of product and maintenance	$13,541	$1,317	$47	$—	$—	$14,905
Cost of services	—	1,889	68	—	—	1,957
Marketing and sales	—	10,193	492	562	—	11,247
Research and development	—	21,516	2,144	6,200	—	29,860
General and administrative	—	12,646	1,702	2,516	46	16,910
Amortization of acquired intangibles	15,077	—	—	—	—	15,077
Total	$28,618	$47,561	$4,453	$9,278	$46	$89,956
(N) Amortization of debt discount related to convertible notes
(O) Other income or expense related to investments and non-qualified deferred compensation plan assets
(P) Income tax effect of non-GAAP adjustments